Exhibit 3.1

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KBL MERGER CORP. IV

November 6, 2020

KBL Merger Corp. IV, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “KBL Merger Corp. IV” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 7, 2016 (the “Original Certificate”).

2. An amended and restated certificate of incorporation, which amended and restated the Original Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on June 2, 2017 (the “Restated Certificate”) and amendments to the Restated Certificate were filed in the office of the Secretary of State of the State of Delaware on each of March 7, 2019, June 5, 2019, December 6, 2019, April 8, 2020 and July 9, 2020 (the “Existing Certificate”). In addition, a Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Corporation (the “Certificate of Designation”) was filed with the Secretary of State of the State of Delaware on June 29, 2020.

3. This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which both restates and amends the provisions of the Existing Certificate as heretofore amended and supplemented, was duly adopted in accordance with Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

4. This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

5. The text of the Existing Certificate, as heretofore amended and supplemented, is hereby amended and restated in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is 180 Life Sciences Corp. (the “Corporation”).

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion, or attainment of the business or purposes of the Corporation.

ARTICLE III
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, County of New Castle, Wilmington, DE 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV
CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 105,000,000 shares, consisting of (a) 100,000,000 shares of common stock and (b) 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), which Preferred Stock is undesignated as to class or series other than as contemplated by Sections 4.3 and 4.4 hereof.

Section 4.2 Preferred Stock. One (1) of the authorized shares of Preferred Stock is hereby designated as the “Class C Special Voting Share” (the “Class C Special Voting Share”), one (1) of the authorized shares of Preferred Stock is hereby designated as the “Class K Special Voting Share” (the “Class K Special Voting Share,” and together with the Class C Voting Share, the “Special Voting Shares”), and one million (1,000,000) of the authorized shares of Preferred Stock is hereby designated as “Series A Convertible Preferred Stock” (the “Series A Shares”). The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the remaining unissued and undesignated shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences, and relative, participating, optional, special, and other rights, if any, of each such series and any qualifications, limitations, and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Special Voting Shares.

(a) Class C Special Voting Share.

(i) Voting Rights.

(A) The Class C Special Voting Share shall entitle the holder thereof to an aggregate number of votes, on any particular matter, proposition or question, equal to the number of exchangeable shares (“CannBioRex Purchaseco Exchangeable Shares”) of CannBioRex Purchaseco ULC, an unlimited liability company incorporated under the laws of British Columbia and an indirect wholly-owned subsidiary of the Corporation, outstanding from time to time which are not owned by the Corporation or any of its direct or indirect subsidiaries, multiplied by a number equal to the number of votes to which a holder of one share of common stock is entitled with respect to such matter, proposition or question.

(B) Except as otherwise provided herein or by law, the holder of the Class C Special Voting Share and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

(C) Except as set forth herein, the holder of the Class C Special Voting Share shall have no special voting rights, and its consent shall not be required (except to the extent it is entitled to vote with the holders of shares of Common Stock as set forth herein) for taking any corporate action.

(D) The holder of the Class C Special Voting Share is entitled to exercise the voting rights attendant thereto in such manner as such holder desires.

(ii) Cancellation or Reacquisition.

(A) At such time as (1) the Class C Special Voting Share entitles its holder to a number of votes equal to zero because there are no CannBioRex Purchaseco Exchangeable Shares outstanding which are not owned by the Corporation or any of its direct or indirect subsidiaries and (2) there is no share of stock, debt, option or other agreement, obligation or commitment of CannBioRex Purchaseco ULC which could by its terms require it to issue any CannBioRex Purchaseco Exchangeable Shares to any person other than the Corporation or any of its direct or indirect subsidiaries, then the Class C Special Voting Share shall thereupon be retired and cancelled promptly thereafter.

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(B) If the Class C Special Voting Share should be repurchased or otherwise acquired by the Corporation in any manner whatsoever, then the Class C Special Voting Share shall be retired and cancelled promptly after the acquisition thereof.

(C) Such share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued preferred share as part of a new series of preferred shares to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein.

(iii) Dividends and Distributions. The holder of the Class C Special Voting Share shall not be entitled to receive any portion of any dividend or distribution at any time.

(iv) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holder of the Class C Special Voting Share shall not be entitled to any portion of any related distribution.

(v) No Redemption or Conversion. The Class C Special Voting Share shall not be redeemable or convertible.

(b) Class K Special Voting Share.

(i) Voting Rights.

(A) The Class K Special Voting Share shall entitle the holder thereof to an aggregate number of votes, on any particular matter, proposition or question, equal to the number of exchangeable shares (“Katexco Purchaseco Exchangeable Shares”) of Katexco Purchaseco ULC, an unlimited liability company incorporated under the laws of British Columbia and an indirect wholly-owned subsidiary of the Corporation, outstanding from time to time which are not owned by the Corporation or any of its direct or indirect subsidiaries, multiplied by a number equal to the number of votes to which a holder of one share of common stock is entitled with respect to such matter, proposition or question.

(B) Except as otherwise provided herein or by law, the holder of the Class K Special Voting Share and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

(C) Except as set forth herein, the holder of the Class K Special Voting Share shall have no special voting rights, and its consent shall not be required (except to the extent it is entitled to vote with the holders of shares of Common Stock as set forth herein) for taking any corporate action.

(D) The holder of the Class K Special Voting Share is entitled to exercise the voting rights attendant thereto in such manner as such holder desires.

(ii) Cancellation or Reacquisition.

(A) At such time as (1) the Class K Special Voting Share entitles its holder to a number of votes equal to zero because there are no Katexco Purchaseco Exchangeable Shares outstanding which are not owned by the Corporation or any of its direct or indirect subsidiaries and (2) there is no share of stock, debt, option or other agreement, obligation or commitment of Katexco Purchaseco ULC which could by its terms require it to issue any Katexco Purchaseco Exchangeable Shares to any person other than the Corporation or any of its direct or indirect subsidiaries, then the Class K Special Voting Share shall thereupon be retired and cancelled promptly thereafter.

(B) If the Class K Special Voting Share should be repurchased or otherwise acquired by the Corporation in any manner whatsoever, then the Class K Special Voting Share shall be retired and cancelled promptly after the acquisition thereof.

(C) Such share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued preferred share as part of a new series of preferred shares to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein.

(iii) Dividends and Distributions. The holder of the Class K Special Voting Share shall not be entitled to receive any portion of any dividend or distribution at any time.

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(iv) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holder of the Class K Special Voting Share shall not be entitled to any portion of any related distribution.

(v) No Redemption or Conversion. The Class K Special Voting Share shall not be redeemable or convertible.

Section 4.4 Series A Convertible Preferred Stock. The Certificate of Designations of the Series A Shares was filed with the Secretary of State of the State of Delaware on June 29, 2020. The provisions of the resolutions set forth in the Certificate of Designation, as amended and restated hereby, are incorporated herein as Section 4.4 of this Second Amended and Restated Certificate. The designation, powers, preferences and relative, participating, optional and other rights of the Series A Shares shall be as follows:

(1) Designation and Number of Shares. There shall hereby be created and established a series of Preferred Stock designated as “Series A Convertible Preferred Stock”. The authorized number of Series A Shares shall be 1,000,000 shares (for a purchase price of $3,000,000). Each Series A Share shall have a par value of $0.0001. Capitalized terms not defined in this Section 4.4 shall have the meaning as set forth in Section 4.4(33).

(2) Ranking. Except to the extent that the holders of at least a majority of the outstanding Series A Shares (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) other than the Senior Preferred Stock (as defined below) in accordance with Section 4.4(18), all shares of capital stock of the Corporation shall be junior in rank to all Series A Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Corporation shall be subject to the rights, powers, preferences and privileges of the Series A Shares. Without limiting any other provision of this Section 4.4, without the prior express consent of the Required Holders, voting separate as a single class, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series A Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Series A Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the Maturity Date. In the event of the merger or consolidation of the Corporation with or into another corporation, the Series A Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

(3) Dividends. From and after the first date of issuance of any Series A Shares (the “Initial Issuance Date”), each holder of a Series A Share (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”), which Dividends shall be paid by the Corporation out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in shares of Common Stock or cash on the Stated Value (as defined below) of such Series A Share at the Dividend Rate (as defined below), which shall be cumulative and shall continue to accrue and compound daily whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year. Dividends on the Series A Shares shall commence accumulating on the Initial Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months. Accrued and unpaid Dividends shall be payable either (x) in cash on the Maturity Date, or in cash on any applicable Redemption Date or upon any required payment upon any Bankruptcy Triggering Event or (y) with respect to such Dividends attributable to Series A Shares subject to conversion hereunder, by way of inclusion of such Dividends in the Conversion Amount subject to conversion hereunder. From and after the occurrence and during the continuance of any Triggering Event, the Dividend Rate shall automatically be increased to twenty-four percent (24%) per annum. In the event that such Triggering Event is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided, that the Dividends as calculated and unpaid at such increased rate during the continuance of such Triggering Event shall continue to apply to the extent relating to the days after the occurrence of such Triggering Event through and including the date of such cure of such Triggering Event.

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(4) Conversion. At any time after the Issuance Date, each Series A Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 4.4(4).

(a) Holder’s Conversion Right. Subject to the provisions of Section 4.4((4)(d)), at any time or times on or after the Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Series A Shares held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4.4((4)(c)) at the Conversion Rate (as defined below). The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Series A Share pursuant to Section 4(a) shall be determined by dividing (x) the Conversion Amount of such Series A Share by (y) the Conversion Price (the “Conversion Rate”):

(i) “Conversion Amount” means, with respect to each Series A Share, as of the applicable date of determination, the sum of (without duplication) (1) the Stated Value thereof, plus (2) the Additional Amount thereon, plus (3) the Make-Whole Amount, plus (4) any accrued and unpaid Late Charges with respect to such Stated Value and Additional Amount as of such date of determination.

(ii) “Conversion Price” means, with respect to each Series A Share, as of any Conversion Date or other date of determination, $5.28.

(iii) All such determinations to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock.

(c) Mechanics of Conversion. The conversion of each Series A Share shall be conducted in the following manner:

(i) Optional Conversion. To convert a Series A Share into shares of Common Stock on any date (a “Conversion Date”), a Holder shall deliver (whether via facsimile or electronic mail), for receipt on or prior to 11:59 p.m., New York time, on such date, an electronic copy of an executed notice of conversion of the share(s) of Series A Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation. If required by Section 4.4((4)(c)(iii)), within (3) Trading Days following a conversion of any such Series A Shares as aforesaid, such Holder, if Holder is holding a physical certificate, shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates representing the Series A Shares (the “Series A Share Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the Series A Shares in the case of its loss, theft or destruction as contemplated by Section 20). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Corporation shall transmit by facsimile or electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Corporation’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Corporation shall (1) provided, that the Transfer Agent is participating in the Depository Trust Corporation (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Series A Shares represented by the Series A Share Certificate(s) submitted for conversion pursuant to Section 4.4((4)(c)(iii)) is greater than the number of Series A Shares being converted, then the Corporation shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Series A Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Series A Share Certificate (in accordance with Section 20(d)) representing the number of Series A Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(ii) Corporation’s Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, to issue to a Holder on or prior to the applicable Share Delivery Deadline, a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Corporation’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Series A Shares (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Corporation, (x) may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any Series A Shares that have not been converted pursuant to such Holder’s Conversion Notice, provided, that the voiding of a Conversion Notice shall not affect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Section 4.4 or otherwise and (y) the Corporation shall pay in cash to such Holder on each day after the Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the aggregate number of shares of Common Stock not issued to such Holder on a timely basis and to which such Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Corporation could have issued such shares of Common Stock to such Holder without violating Section 4.4((4)(c)). In addition to the foregoing, if the Corporation shall fail, for any reason or for no reason, to issue to a Holder on or prior to the Share Delivery Deadline, a certificate to such Holder and register such shares of Common Stock on the Corporation’s share register or credit such Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be), and if on or after such Share Delivery Deadline such Holder (or any other Person in respect, or on behalf, of such Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so anticipated receiving from the Corporation, then, in addition to all other remedies available to such Holder, the Corporation shall, within three (3) Business Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Corporation’s obligation to so issue and deliver such certificate or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II).

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(iii) Registration; Book-Entry. The Corporation shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Series A Share and the Stated Value of the Series A Shares (the “Registered Series A Shares”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Corporation and each Holder of the Series A Shares shall treat each Person whose name is recorded in the Register as the owner of a Series A Share for all purposes (including, without limitation, the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary. A Registered Series A Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Series A Shares by such Holder thereof, the Corporation shall record the information contained therein in the Register and issue one or more new Registered Series A Shares in the same aggregate Stated Value as the Stated Value of the surrendered Registered Series A Shares to the designated assignee or transferee pursuant to Section 4.4(20), provided, that if the Corporation does not so record an assignment, transfer or sale (as the case may be) of such Registered Series A Shares within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 4.4(4), following conversion of any Series A Shares in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Series A Shares to the Corporation unless (A) the full or remaining number of Series A Shares represented by the applicable Series A Share Certificate are being converted (in which event such certificate(s) shall be delivered to the Corporation as contemplated by this Section 4.4((4)(c)(iii))) or (B) such Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series A Shares upon physical surrender of the applicable Series A Share Certificate. Each Holder and the Corporation shall maintain records showing the Stated Value, Dividends and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Corporation, so as not to require physical surrender of a Series A Share Certificate upon conversion. If the Corporation does not update the Register to record such Stated Value, Dividends and Late Charges converted and/or paid (as the case may be and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Series A Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series A Shares, the number of Series A Shares represented by such certificate may be less than the number of Series A Shares stated on the face thereof. Each Series A Share Certificate shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF INCORPORATION RELATING TO THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4.4(4)(c)(iii) THEREOF. THE NUMBER OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4.4(4)(c)(iii) OF THE CERTIFICATE OF INCORPORATION RELATING TO THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(iv) Pro Rata Conversion; Disputes. In the event that the Corporation receives a Conversion Notice from more than one Holder for the same Conversion Date and the Corporation can convert some, but not all, of such Series A Shares submitted for conversion, the Corporation shall convert from each Holder electing to have Series A Shares converted on such date a pro rata amount of such Holder’s Series A Shares submitted for conversion on such date based on the number of Series A Shares submitted for conversion on such date by such Holder relative to the aggregate number of Series A Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Series A Shares, the Corporation shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 4.4(25).

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(d) Limitation on Conversion.

(i) Beneficial Ownership. Notwithstanding anything to the contrary contained in this Section 4.4, the Series A Shares held by a Holder shall not be convertible by such Holder, and the Corporation shall not effect any conversion of any Series A Shares held by such Holder, to the extent (but only to the extent) that such Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series A Shares with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of the Series A Shares beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. No prior inability of a Holder to convert Series A Shares, or of the Corporation to issue shares of Common Stock to such Holder, pursuant to this Section 4.4((4)(d)) shall have any effect on the applicability of the provisions of this Section 4.4((4)(d)) with respect to any subsequent determination of convertibility or issuance (as the case may be). Except as set forth above, for purposes of this Section 4.4((4)(d)), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this Section 4.4((4)(d)) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 4.4((4)(d)) to correct this Section 4.4((4)(d)) (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 4.4((4)(d)) shall apply to a successor holder of Series A Shares. The holders of Common Stock shall be third party beneficiaries of this Section 4.4((4)(d)) and the Corporation may not waive this Section 4.4((4)(d)) without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of a Holder, the Corporation shall within one (1) Business Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Section 4.4 or securities issued pursuant to the other Transaction Documents. By written notice to the Corporation, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Corporation, and (ii) any such increase or decrease will apply only to such Holder sending such notice and not to any other Holder.

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(ii) Principal Market Regulation. The Corporation shall not issue any shares of Common Stock upon conversion of any Series A Shares or otherwise pursuant to the terms of this Section 4.4 if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Corporation may issue upon conversion of the Series A Shares or otherwise pursuant to the terms of this Section 4.4 without breaching the Corporation’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Corporation (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Corporation that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or such written opinion is obtained, no Buyer (as defined in the Securities Purchase Agreement) shall be issued in the aggregate, upon conversion of any Series A Shares or otherwise pursuant to the terms of this Section 4.4, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Issuance Date multiplied by (ii) the quotient of (1) the aggregate original Stated Value of the Series A Shares issued to such Buyer pursuant to the Securities Purchase Agreement on the Closing Date divided by (2) the aggregate original Stated Value of the Series A Shares issued to the Buyers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Buyer shall sell or otherwise transfer any of such Buyer’s Series A Shares, the transferee shall be allocated a pro rata portion of such Buyer’s Exchange Cap Allocation with respect to such portion of such Series A Shares so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion in full of a holder’s Series A Shares, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s conversion in full of such Series A Shares shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Series A Shares on a pro rata basis in proportion to the shares of Common Stock underlying the Series A Shares hen held by each such holder of Series A Shares. In the event that the Corporation is prohibited from issuing any shares of Common Stock pursuant to this Section 4.4((4)(d)(ii)) (the “Exchange Cap Shares”) to a Holder, the Corporation shall pay cash to such Holder in exchange for the redemption of such number of Series A Shares held by the Holder that are not convertible into such Exchange Cap Shares at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the Closing Sale Price on the Trading Day immediately preceding the date such Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Corporation and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Exchange Cap Shares, brokerage commissions, if any, of such Holder incurred in connection therewith.

(e) Corporation’s Conversion Right. If beginning on the eleventh (11) Trading Day following the later to occur: (A) the completion of the Business Combination and (B) the receipt by the Corporation of all final and unconditional regulatory approvals (the “Mandatory Conversion Measuring Time”) (unless otherwise waived by the Required Holders) (u) the Closing Sale Price of the Common Stock listed on the Principal Market exceeds $6.00 throughout the Mandatory Conversion Measuring Time (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) (the “Mandatory Conversion Minimum Price”), (v) no failure of the Equity Conditions then exists, (w) the daily average trading volume for the prior five (5) consecutive Trading Days was in excess of $80,000 per Trading Day; (x) the Common Stock is DWAC Eligible and not subject to a “DTC chill”, and (y) the shares of Common Stock subject to the Corporation’s Conversion Right are “freely tradeable” shares (for the purposes of this sub-section, “freely tradeable” shares shall mean that such shares are eligible for resale pursuant to Rule 144 (provided the Corporation is compliant with its current public information requirements) promulgated by the SEC pursuant to the Securities Act of 1933, as amended, or such shares are the subject of a then effective registration statement, the Corporation shall have the right to require the Holder to convert an amount of the purchase price of the Series A Shares not to exceed $1,000,000 in the aggregate and not to exceed $100,000 during any five (5) consecutive Trading Days (the “Mandatory Conversion Amount”) (but in no event more than the lesser of (I) two (2) times the daily average trading volume for the prior ten (10) consecutive Trading Days, and (II) all of the Conversion Amount then remaining hereunder), as designated in the Mandatory Conversion Notice (as herein defined) into freely tradeable, fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 4.4((4)(c)) hereof at the Fixed Conversion Price as of the Mandatory Conversion Date (as herein defined) (the “Mandatory Conversion”). The Corporation may exercise its right to require conversion under this Section 4.4((4)(e)) by delivering within two (2) Trading Days following the date of the Mandatory Conversion Measuring Time a written notice thereof by electronic mail or facsimile and overnight courier to the Holder and the Transfer Agent (the “Mandatory Conversion Notice”) and the date the Holder received such notice is referred to as the “Mandatory Conversion Notice Date”). The Mandatory Conversion Notice shall be irrevocable. The Mandatory Conversion Notice shall state (i) the Trading Day selected for the Mandatory Conversion in accordance with this Section 4.4((4)(e)), which Trading Day shall be no less than five (5) Trading Days and no more than fifteen (15) Trading Days following the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”), (ii) the aggregate Mandatory Conversion Amount subject to mandatory conversion from the Holder pursuant to this Section 4.4((4)(e)), (iii) the number of shares of Common Stock to be issued to the Holder on the Mandatory Conversion Date, and (iv) that there has been no failure to meet the Equity Conditions hereunder and no failure to meet the other conditions of this Section 4.4((4)(e)) (the “Mandatory Conversion Conditions”). Notwithstanding anything herein to the contrary, (i) if there has been a failure to meet the Mandatory Conversion Conditions at any time prior to the Mandatory Conversion Date, (A) the Corporation shall provide the Holder a subsequent notice to that effect and (B) unless the Holder waives the applicable Mandatory Conversion Condition failure, the Mandatory Conversion shall be cancelled and the applicable Mandatory Conversion Notice shall be null and void and (ii) at any time prior to the date all of the shares of Common Stock to be delivered to the Holder (or its designee) in such Mandatory Conversion have been delivered in full in compliance with Section 4.4((4)(c)) above, the Mandatory Conversion Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 4.4(4); provided, however, that in no instance may the Corporation effect a Mandatory Conversion that would result in the Holder exceeding the limitations of Section 4.4((4)(d)). Notwithstanding the foregoing, any Conversion Amount subject to a Mandatory Conversion may be converted by the Holder hereunder prior to the applicable Mandatory Conversion Date and such aggregate Conversion Amount converted hereunder whether or not before or after the Mandatory Conversion Notice Date and prior to such Mandatory Conversion Date shall reduce the Mandatory Conversion Amount to be converted on such Mandatory Conversion Date. For the avoidance of doubt, the Corporation shall have no right to effect a Mandatory Conversion if any Event of Default (as defined in the Notes) has occurred and continuing, but any Event of Default shall have no effect upon the Holder’s right to convert hereunder in its discretion.

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(5) Triggering Event Redemptions.

(a) Triggering Event. Each of the following events shall constitute a “Triggering Event” and each of the events in clauses (ix), (x) and (xi) shall constitute a “Bankruptcy Triggering Event”:

(i) any of the Series A Shares or shares of Common Stock issuable upon conversion of the Series A Shares are not freely tradable without restriction by any of the Holders due to an uncured breach by the Corporation after the applicable grace period has run;

(ii) the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iii) the Corporation’s written notice to any holder of the Series A Shares, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Series A Shares into shares of Common Stock that is requested in accordance with the provisions of this Section 4.4, other than pursuant to Section4.4((4)(d));

(iv) at any time following the tenth (10th) consecutive day that a Holder’s Authorized Share Allocation (as defined in Section 4.4((11)(a))) is less than 100% of the sum of the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion in full of the Series A Shares held by such Holder (without regard to any limitations on conversion set forth in this Section 4.4);

(v) the Corporation’s Board of Directors fails to declare any Dividend to be paid on the applicable Dividend Date in accordance with Section 4.4(3);

(vi) the Corporation’s failure to pay to any Holder any Dividend (whether or not declared by the Board of Directors) or any other amount when and as due under this Section 4.4 (including, without limitation, the Corporation’s failure to pay any redemption payments or amounts hereunder), the Securities Purchase Agreement or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (in each case, as permitted pursuant to the DGCL), except, in the case of a failure to pay Dividends and Late Charges when and as due, in each such case only if such failure remains uncured for a period of at least three (3) Trading Days;

(vii) the Corporation, on three or more occasions, either (A) fails to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or (B) fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to such Holder upon conversion of any Series A Shares acquired by such Holder under the Securities Purchase Agreement as and when required by this Section 4.4 or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) Trading Days;

(viii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $250,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Corporation or any of its Subsidiaries;

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(ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any Subsidiary and, if instituted against the Corporation or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(x) the commencement by the Corporation or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Corporation or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xi) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Corporation or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Corporation or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xii) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Corporation and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Corporation provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Corporation or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xiii) the Corporation and/or any Subsidiary, individually or in the aggregate fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Corporation and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation causes the other party thereto to declare a default or otherwise accelerate amounts due thereunder;

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(xiv) other than as specifically set forth in another clause of this Section 4.4((5)5(a)), the Corporation or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days, unless such breach does not have a Material Adverse Effect;

(xv) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Corporation that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Triggering Event has occurred, and such Holder suffers economic damage thereby;

(xvi) any breach or failure in any respect by the Corporation or any Subsidiary to comply with any provision of Section 4.4(15), unless such breach does not have a Material Adverse Effect;

(xvii) any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

(xviii) (A) the Common Stock cannot be issued and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian system or (B) the Corporation has received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated;

(xix) failure to have the Registration Statement (as defined in the Registration Rights Agreement) declared effective and remain effective in accordance with the terms of the Securities Purchase Agreement;

(xx) failure to have a duly constituted meeting of the Corporation’s stockholders take place at which the stockholders have approved the Corporation’s contemplated business combination as initially reported in the Corporation’s Current Report on Form 8-K filed with the Commission on July 23, 2019 (the “Business Combination”), within thirty (30) days of the deposit of the proceeds from the purchase and sale of the Series A Shares in escrow pursuant to the terms of the Western Alliance Bank Escrow Agreement (as defined in the Securities Purchase Agreement) and the Securities Purchase Agreement;

(xxi) failure to complete the Business Combination within three (3) days after the Escrow Funds (as defined in the Western Alliance Bank Escrow Agreement) have been released under the Western Alliance Bank Escrow Agreement; or

(xxii) [Reserved].

(b) Notice of a Triggering Event; Redemption Right. Upon the occurrence of a Triggering Event with respect to the Series A Shares, the Corporation shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (a “Triggering Event Notice”) to each Holder. At any time after the earlier of a Holder’s receipt of a Triggering Event Notice and such Holder becoming aware of a Triggering Event (such earlier date, the “Triggering Event Right Commencement Date”) and ending (such ending date, the “Triggering Event Right Expiration Date”, and each such period, a “Triggering Event Redemption Right Period”) on the twentieth (20th) Trading Day after the later of (x) the date such Triggering Event is cured and (y) such Holder’s receipt of a Triggering Event Notice that includes (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the opinion of the Corporation, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Corporation to cure, if curable, such Triggering Event and (III) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Triggering Event Right Expiration Date, such Holder may require the Corporation to redeem (regardless of whether such Triggering Event has been cured on or prior to the Triggering Event Right Expiration Date) all or any of the Series A Shares by delivering written notice thereof (the “Triggering Event Redemption Notice”) to the Corporation, which Triggering Event Redemption Notice shall indicate the number of the Series A Shares such Holder is electing to redeem. Each of the Series A Shares subject to redemption by the Corporation pursuant to this Section 4.4((5)(b)) shall be redeemed by the Corporation at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as such Holder delivers a Triggering Event Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the purchase price of the Series A Shares as set forth in the Securities Purchase Agreement (the “Triggering Event Redemption Price”). Redemptions required by this Section 4.4((5)(b)) shall be made in accordance with the provisions of Section 4.4(12). To the extent redemptions required by this Section 4.4((5)(b)) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series A Shares by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4.4((5)(b)), but subject to Section 4.4((4)(d)), until the Triggering Event Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4.4((5)(b)) (together with any Late Charges thereon) may be converted, in whole or in part, by such Holder into Common Stock pursuant to the terms of this Section 4.4. In the event of the Corporation’s redemption of any of the Series A Shares under this Section 4.4((5)(b)), a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 4.4((5)(b)) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon a Triggering Event shall not constitute an election of remedies by the applicable Holder or any other Holder, and all other rights and remedies of each Holder shall be preserved. To be free from doubt, the original issue discount with respect to the purchase price of the Series A Shares, as described in the Securities Purchase Agreement and the Make Whole Amount (collectively, the “Trigger Event Conversion Shares”) shall not be redeemed in accordance with this Section 4.4((5)(b)) but may be converted by such Holder into Common Stock pursuant to the terms of this Section 4.4.

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(c) Mandatory Redemption upon Bankruptcy Triggering Event. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Triggering Event, whether occurring prior to or following the Maturity Date, the Corporation shall immediately redeem, in cash, each of the Series A Shares then outstanding at a redemption price equal to the applicable Triggering Event Redemption Price (calculated as if such Holder shall have delivered the Triggering Event Redemption Notice immediately prior to the occurrence of such Bankruptcy Triggering Event), without the requirement for any notice or demand or other action by any Holder or any other person or entity; provided, that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion, and any right to payment of such Triggering Event Redemption Price or any other Redemption Price, as applicable.

(6) Rights Upon Fundamental Transactions.

(a) Assumption. The Corporation shall use its commercially reasonable efforts to not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Section 4.4 and the other Transaction Documents in accordance with the provisions of this Section 4.4((6)(a)) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Series A Shares in exchange for such Series A Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Section 4.4, including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Series A Shares held by the Holders and having similar ranking to the Series A Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Section 4.4 and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Section 4.4 and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the Series A Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 4.4((7)(a)) and 4.4(17), which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Series A Shares prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Series A Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series A Shares contained in this Section 4.4), as adjusted in accordance with the provisions of this Section 4.4. Notwithstanding the foregoing, such Holder may elect, at its sole option, by delivery of written notice to the Corporation to waive this Section 4.4((6)(a)) to permit the Fundamental Transaction without the assumption of the Series A Shares. The provisions of this Section 4.4(6) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Series A Shares.

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(b) Change of Control Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile and overnight courier to each Holder (a “Change of Control Notice”). At any time during the period beginning after a Holder’s receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, such Holder may require the Corporation to redeem all or any portion of such Holder’s Series A Shares by delivering written notice thereof (“Change of Control Redemption Notice”) to the Corporation, which Change of Control Redemption Notice shall indicate the number of Series A Shares such Holder is electing to have the Corporation redeem. Each Series A Share subject to redemption pursuant to this Section 4.4((6)(b)) shall be redeemed by the Corporation in cash at a price equal to the product of the Change of Control Redemption Premium multiplied by the Stated Value (the “Change of Control Redemption Price”). Redemptions required by this Section 4.4((6)(b)) shall have priority to payments to all other stockholders of the Corporation in connection with such Change of Control. To the extent redemptions required by this Section 4.4((6)(b)) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series A Shares by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4.4((6)(b)), but subject to Section 4.4((4)(d)), until the applicable Change of Control Redemption Price (together with any Late Charges thereon) is paid in full to the applicable Holder, the Series A Shares submitted by such Holder for redemption under this Section 4.4((6)(b)) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4.4(4) or in the event the Conversion Date is after the consummation of such Change of Control, stock or equity interests of the Successor Entity substantially equivalent to the Corporation’s shares of Common Stock pursuant to Section 4.4(4). In the event of the Corporation’s redemption of any of the Series A Shares under this Section4.4((6)(b)), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any redemption premium due under this Section 4.4((6)(b)) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. The Corporation shall make payment of the applicable Change of Control Redemption Price concurrently with the consummation of such Change of Control if a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within two (2) Trading Days after the Corporation’s receipt of such notice otherwise (the “Change of Control Redemption Date”). Redemptions required by this Section 4.4(6) shall be made in accordance with the provisions of Section 4.4(12).

(7) Rights Upon Issuance of Purchase Rights, Dilutive Issuances, and Other Corporate Events. So long as any Series A Shares are outstanding and except with respect to an Exempt Issuance, if applicable:

(a) Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series A Shares (without taking into account any limitations or restrictions on the convertibility of the Series A Shares) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, that to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage), at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

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(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Corporation shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the Series A Shares held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series A Shares contained in this Section 4.4) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Series A Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant the proceeding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section 4.4(7) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Series A Shares contained in this Section 4.4.

(c) Dilutive Issuance. The Corporation shall not issue shares of Common Stock or Common Stock Equivalents (including, without limitation, the issuance of any shares of Common Stock or Common Stock Equivalents under the Securities Purchase Agreement) at a price lower than the Conversion Price (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the sale of the Series A Shares) (subject to adjustment in accordance with Section 4.4((7)(a))) without the prior written consent of the Required Holders. Subject to the foregoing, if the Corporation or any Subsidiary thereof, as applicable, at any time while any of the Series A Shares is outstanding or the Holders hold any shares of Common Stock, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or Common Stock Equivalents, at an effective price per share less than the Conversion Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the shares of Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Conversion Price shall be reduced and only reduced to equal the lower of (i) the Base Share Price and (ii) the lowest VWAP in the five (5) days immediately following such Dilutive Issuance. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 4.4((7)(c)) in respect of an Exempt Issuance (as defined in the Securities Purchase Agreement). The Corporation shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any shares of Common Stock or Common Stock Equivalents subject to this Section 4.4((5)(c))), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 4.4((5)(c)), upon the occurrence of any Dilutive Issuance, each Holder is entitled to receive a number of Conversion Shares based upon the Base Share Price regardless of whether such Holder accurately refers to the Base Share Price in the Notice of Conversion. If the Corporation enters into a Variable Rate Transaction (as defined in the Securities Purchase Agreement), despite the prohibition thereon in the Securities Purchase Agreement, the Corporation shall be deemed to have issued shares of Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

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(8) Holder Optional Redemption. In addition to the Holder’s redemption rights under Section 4.4(12), at any time on or after the three-month anniversary of the completion of the Business Combination, the Holder shall have the right to redeem all, or any portion, of the Series A Shares then owned by the Holder (the “Holder Optional Redemption Amount”) on the Holder Optional Redemption Date (each as defined below) (a “Holder Optional Redemption”). The Series A Shares subject to redemption pursuant to this Section 4.4(8) shall be redeemed by the Corporation in cash at a price (the “Holder Optional Redemption Price”) equal to 100% of the purchase price of the Series A Shares, as described in the Securities Purchase Agreement. The Holder may exercise its right to require redemption under this Section 4.4(8) by delivering a written notice thereof by facsimile or electronic mail and overnight courier to the Corporation (a “Holder Optional Redemption Notice” and the date such notice is delivered, the “Holder Optional Redemption Notice Date”). The Holder Optional Redemption (the “Holder Optional Redemption Date”) shall occur on the third (3rd) Trading Day following the Holder Optional Redemption Notice Date. To be free from doubt, the original issue discount with respect to the purchase price of the Series A Shares, as described in the Securities Purchase Agreement and the Make Whole Amount shall not be redeemed in accordance with this Section 4.4(8) but may be converted by such Holder into Common Stock pursuant to Section 4.4(4). At any time prior to the date the Holder Optional Redemption Price is paid, in full, the Holder Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 4.4(4). Redemptions made pursuant to this Section 4.4(8) shall be made in accordance with Section 4.4(12).

(9) Corporation Optional Redemption. [Reserved].

(10) Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Second Amended and Restated Certificate, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Section 4.4, and will at all times in good faith carry out all the provisions of this Section 4.4 and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Section 4.4 or the other Transaction Documents, the Corporation (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Series A Shares above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Series A Shares and (c) shall, so long as any Series A Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Series A Shares then outstanding (without regard to any limitations on conversion contained herein).

(11) Authorized Shares.

(a) Reservation. So long as any of the Series A Shares are outstanding, the Corporation shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Shares, a number of shares of Common Stock, as of any date of determination, for each of the Series A Shares in accordance with the following formula:

P
______________ x 2.5 = Share Reserve

(T x B)

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P = The aggregate Purchase Price (as defined the Securities Purchase Agreement) of the Series A Shares issued on or prior to such date of determination;

T = The applicable Conversion Base Price as of such date of determination;

B = 0.75;

Provided, that the Share Reserve shall in no event be less than 250% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series A Shares then outstanding (without regard to any limitations on conversions) (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Series A Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Series A Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series A Shares shall be allocated to the remaining Holders of Series A Shares, pro rata based on the number of the Series A Shares then held by the Holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 4.4((11)(a)) and not in limitation thereof, while any of the Series A Shares remain outstanding the Corporation does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series A Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series A Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Corporation is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Corporation to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to such Holder, the Corporation shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date such Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Corporation and ending on the date of such issuance and payment under this Section 4.4((11)(a)); and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Authorized Failure Shares, any brokerage commissions, if any, of such Holder incurred in connection therewith. Nothing contained in Section 4.4((11)(a)) or this Section 4.4((11)(b)) shall limit any obligations of the Corporation under any provision of the Securities Purchase Agreement.

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(12) Redemptions. Provided, that a Redemption under this Section 4.4(12) may be effected in a manner that is not inconsistent with the Corporation’s obligations under the rules or regulations of the Principal Market, or would otherwise cause the Corporation not to satisfy the Initial Listing Obligations of the Principal Market:

(a) General. If a Holder has submitted a Triggering Event Redemption Notice in accordance with Section 4.4((5)(b)), the Corporation shall deliver the applicable Triggering Event Redemption Price accompanied by the applicable number of Trigger Event Conversion Shares to such Holder in cash within five (5) Business Days after the Corporation’s receipt of such Holder’s Triggering Event Redemption Notice. If a Holder has submitted a Change of Control Redemption Notice in accordance with Section 6.6((6)(b)), the Corporation shall deliver the applicable Change of Control Redemption Price to such Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Corporation’s receipt of such notice otherwise. If a Holder has submitted a Maturity Redemption Notice in accordance with Section 4.4(13), the Corporation shall deliver the applicable Maturity Redemption Price to such Holder in cash on the applicable Maturity Redemption Date. The Corporation shall deliver the applicable Holder Optional Redemption Price to each Holder in cash on the applicable Holder Optional Redemption Date. In the event of a redemption of less than all of the Series A Shares, the Corporation shall promptly cause to be issued and delivered to such Holder a new Preferred Certificate (in accordance with Section 4.4(20)) representing the number of Series A Shares which have not been redeemed. In the event that the Corporation does not pay the applicable Redemption Price to a Holder within the time period required for any reason (except if such payment is prohibited pursuant to the DGCL), at any time thereafter and until the Corporation pays such unpaid Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Corporation to promptly return to such Holder all or any of the Series A Shares that were submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Corporation’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Series A Shares, (y) the Corporation shall immediately return the applicable Series A Share Certificate, or issue a new Series A Share Certificate (in accordance with Section 4.4((20)(d))), to such Holder, and in each case the Additional Amount of such Series A Shares shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 4.4(12), if applicable) minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of such Series A Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period). A Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Corporation’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Series A Shares subject to such notice. To be free from doubt, if a redemption under this Section 4.4(12) may not be undertaken without causing the Corporation to violate an Initial Listing Standard or other applicable rule or regulation of the Principal Market, then in any such event, the Corporation shall be obligated to redeem Holder’s shares of Preferred Stock in accordance with Section 4.4((5(c)) hereof.

(b) Redemption by Multiple Holders. Upon the Corporation’s receipt of a Redemption Notice from any Holder for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4.4((5)(b)) or Section 4.4((6)(b)), the Corporation shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to each other Holder by facsimile or electronic mail a copy of such notice. If the Corporation receives one or more Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Corporation’s receipt of the initial Redemption Notice and ending on and including the date which is three (3) Business Days after the Corporation’s receipt of the initial Redemption Notice and the Corporation is unable to redeem all principal, interest and other amounts designated in such initial Redemption Notice and such other Redemption Notices received during such seven (7) Business Day period, then the Corporation shall redeem a pro rata amount from each Holder based on the principal amount of the Series A Shares submitted for redemption pursuant to such Redemption Notices received by the Corporation during such seven (7) Business Day period.

(13) Holder Optional Redemption after Maturity Date. At any time from and after the tenth (10th) Business Day prior to the Maturity Date, any Holder may require the Corporation to redeem (a “Maturity Redemption”) all or any number of Series A Shares held by such Holder at a purchase price equal to 100% of the Conversion Amount of such Series A Shares (the “Maturity Redemption Price”) by delivery of written notice thereof (the “Maturity Redemption Notice”) to the Corporation. The Maturity Redemption Notice shall state the date the Corporation is required to pay to such Holder such Maturity Redemption Price (the “Mandatory Redemption Date”), which date shall be no earlier than ten (10) Business Days following the date of delivery of such Mandatory Redemption Notice. Redemptions required by this Section 4.4(13) shall be made in accordance with the provisions of Section 4.4(12).

(14) Voting Rights. Holders of Series A Shares shall have no voting rights, except as required by law (including without limitation, the DGCL) and as expressly provided in this Section 4.4.

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(15) Covenants.

(a) Incurrence of Indebtedness. The Corporation shall not, and the Corporation shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than Permitted Debt) and shall not modify the terms of any Permitted Debt.

(b) Existence of Liens. The Corporation shall not, and the Corporation shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any Lien upon or in any property or assets (including accounts and contract rights) owned by the Corporation or any of its Subsidiaries other than Permitted Liens.

(c) Restricted Payments. The Corporation shall not, and the Corporation shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than any amounts payable pursuant to this Section 4.4) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting a Triggering Event has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute a Triggering Event has occurred and is continuing.

(d) Restriction on Asset Transfers. The Corporation shall not, and the Corporation shall cause each of its Subsidiaries to not, directly or indirectly, enter into any Asset Transfer with respect to any assets or rights of the Corporation or any Subsidiary owned or hereafter acquired to any Person(s) (including, without limitation, to any foreign Subsidiary), other than (i) Asset Transfers in the ordinary course of business consistent with its past practice and (ii) sales of inventory and product in the ordinary course of business.

(e) Maturity of Indebtedness. The Corporation shall not, and the Corporation shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Corporation or any of its Subsidiaries to mature or accelerate prior to the Maturity Date.

(f) Change in Nature of Business. The Corporation shall not, and the Corporation shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Corporation and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto. The Corporation shall not, and the Corporation shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(g) Preservation of Existence, Etc. The Corporation shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(h) Maintenance of Properties, Etc. The Corporation shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(i) Maintenance of Intellectual Property. The Corporation will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights of the Corporation and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(j) Maintenance of Insurance. The Corporation shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

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(k) Transactions with Affiliates. The Corporation shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Subsidiary or Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not a Subsidiary or Affiliate thereof.

(l) Restricted Issuances. The Corporation shall not, directly or indirectly, without the prior written consent of the Holders of sixty-five percent (65%) in aggregate principal amount of the Series A Shares then outstanding, (i) issue any Series A Shares (other than as contemplated by the Securities Purchase Agreement and this Section 4.4) or (ii) issue any other securities that would cause a breach or default under this Section 4.4.

(m) Business Combination. The Corporation shall not amend or otherwise modify the terms of the Business Combination.

(16) Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Series A Share equal to the greater of (i) 200% of Stated Value or (ii) the amount the Holder would receive if such Holder converted such Series A Shares into Common Stock immediately prior to the date of such payment, including accrued and unpaid dividends; provided, that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series A Shares and all holders of shares of Parity Stock. To the extent necessary, the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 4.4(16). All the preferential amounts to be paid to the Holders under this Section 4.4(16) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 4.4(16) applies.

(17) Distribution of Assets. If the Corporation shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Series A Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Shares (without taking into account any limitations or restrictions on the convertibility of the Series A Shares) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such rights (and any rights under this Section 4.4(17) on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

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(18) Vote to Change the Terms of or Issue Series A Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Second Amended and Restated Certificate, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Corporation shall not: (a) amend or repeal any provision of, or add any provision to, its Second Amended and Restated Certificate or Bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series A Shares, regardless of whether any such action shall be by means of amendment to the Second Amended and Restated Certificate or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series A Shares; (c) without limiting any provision of Section 4.4(2), create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Series A Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Corporation; (d) purchase, repurchase or redeem any shares of capital stock of the Corporation junior in rank to the Series A Shares (other than pursuant to equity incentive agreements (that have in good faith been approved by the Board) with employees giving the Corporation the right to repurchase shares upon the termination of services); (e) without limiting any provision of Section 4.4(2), pay dividends or make any other distribution on any shares of any capital stock of the Corporation junior in rank to the Series A Shares; (f) issue any Series A Shares other than pursuant to the Securities Purchase Agreement; or (g) without limiting any provision of Section 4.4(9), whether or not prohibited by the terms of the Series A Shares, circumvent a right of the Series A Shares.

(19) Transfer of Series A Shares. A Holder may transfer some or all of its Series A Shares without the consent of the Corporation.

(20) Reissuance of Preferred Certificates.

(a) Transfer. If any Series A Shares are to be transferred, the applicable Holder shall surrender the applicable Series A Share Certificate to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new Series A Share Certificate (in accordance with Section 20(d)), registered as such Holder may request, representing the outstanding number of Series A Shares being transferred by such Holder and, if less than the entire outstanding number of Series A Shares is being transferred, a new Series A Share Certificate (in accordance with Section 4.4((20)(d))) to such Holder representing the outstanding number of Series A Shares not being transferred. Such Holder and any assignee, by acceptance of the Series A Share Certificate, acknowledge and agree that, by reason of the provisions of Section 4.4((4)(c)(i)) following conversion or redemption of any of the Series A Shares, the outstanding number of Series A Shares represented by the Series A Shares may be less than the number of Series A Shares stated on the face of the Series A Shares.

(b) Lost, Stolen or Mutilated Series A Share Certificate. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of a Series A Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Series A Share Certificate, the Corporation shall execute and deliver to such Holder a new Series A Share Certificate (in accordance with Section 4.4((20)(d))) representing the applicable outstanding number of Series A Shares.

(c) Series A Share Certificate Exchangeable for Different Denominations. Each Series A Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Corporation, for a new Series A Share Certificate or Series A Share Certificate(s) (in accordance with Section 4.4((20)(d))) representing in the aggregate the outstanding number of the Series A Shares in the original Series A Share Certificate, and each such new Series A Share Certificate will represent such portion of such outstanding number of Series A Shares from the original Series A Share Certificate as is designated by such Holder at the time of such surrender.

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(d) Issuance of New Series A Share Certificate. Whenever the Corporation is required to issue a new Series A Share Certificate pursuant to the terms of this Section 4.4, such new Series A Share Certificate (i) shall represent, as indicated on the face of such Series A Share Certificate, the number of Series A Shares remaining outstanding (or in the case of a new Series A Share Certificate being issued pursuant to Section 4.4((20)(a)) or Section 4.4((20)(c)), the number of Series A Shares designated by such Holder which, when added to the number of Series A Shares represented by the other new Series A Share Certificates issued in connection with such issuance, does not exceed the number of Series A Shares remaining outstanding under the original Series A Share Certificate immediately prior to such issuance of new Series A Share Certificate), and (ii) shall have an issuance date, as indicated on the face of such new Series A Share Certificate, which is the same as the issuance date of the original Series A Share Certificate.

(21) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Section 4.4 shall be cumulative and in addition to all other remedies available under this Section 4.4 and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Corporation to comply with the terms of this Section 4.4. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Corporation shall provide all information and documentation to a Holder that is reasonably requested by such Holder to enable such Holder to confirm the Corporation’s compliance with the terms and conditions of this Section 2.2.

(22) Payment of Collection, Enforcement and Other Costs. If (a) any Series A Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Section 4.4 with respect to the Series A Shares or to enforce the provisions of this Section 4.4 or (b) there occurs any bankruptcy, reorganization, receivership of the Corporation or other proceedings affecting Corporation creditors’ rights and involving a claim under this Section 4.4, then the Corporation shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

(23) Construction. This Section 4.4 shall be deemed to be jointly drafted by the Corporation and the Holders and shall not be construed against any such Person as the drafter hereof. Terms used in this Section 4.4 and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holders.

(24) Failure or Indulgence Not Waiver. No failure or delay on the part of the Corporation or a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 4.4(24) shall permit any waiver of any provision of Section 4.4((4)(d)).

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(25) Dispute Resolution.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Corporation or the applicable Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Corporation, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Corporation are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Corporation or such Holder (as the case may be) of such dispute to the Corporation or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) Such Holder and the Corporation shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 4.4(25) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Corporation fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Corporation and such Holder or otherwise requested by such investment bank, neither the Corporation nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Corporation and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Corporation and such Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Corporation, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Corporation expressly acknowledges and agrees that (i) this Section 4.4(25) constitutes an agreement to arbitrate between the Corporation and each Holder (and constitutes an arbitration agreement) under §7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that any Holder is authorized to apply for an order to compel arbitration pursuant to CPLR §7503(a) in order to compel compliance with this Section 4.4(25), (ii) the terms of this Section 4.4 and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Section 4.4 and any other applicable Transaction Documents, (iii) the applicable Holder (and only such Holder with respect to disputes solely relating to such Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 4.4(25) to any state or federal court sitting in the City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 4.4(25) and (iv) nothing in this Section 4.4(25) shall limit such Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 4.4(25)).

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(26) Notices; Currency; Payments.

(a) Notices. The Corporation shall provide each Holder of Series A Shares with prompt written notice of all actions taken pursuant to the terms of this Section 4.4, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Section 4.4, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 4.4((9)(f) of the Securities Purchase Agreement. The Corporation shall provide each Holder with prompt written notice of all actions taken pursuant to this Section 4.4, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Corporation shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided, that, in each case, such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(b) Currency. All dollar amounts referred to in this Section 4.4 are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Section 4.4 shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Section 4.4, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Corporation to any Person pursuant to this Section 4.4, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Corporation and sent via overnight courier service to such Person at such address as previously provided to the Corporation in writing; provided, that such Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Corporation with prior written notice setting out such request and such Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Section 4.4 is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Corporation in an amount equal to interest on such amount at the rate of nine percent (9%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(27) Waiver of Notice. To the extent permitted by law, the Corporation hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Section 4.4 and the Securities Purchase Agreement.

(28) [Reserved].

(29) Judgment Currency.

(a) If for the purpose of obtaining or enforcing judgment against the Corporation in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 4.4(20) referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Section 4.4, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 4.4((29)(a)(ii)) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 4.4((29)(a)(ii)), there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

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(c) Any amount due from the Corporation under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Section 4.4.

(30) Severability. If any provision of this Section 4.4 is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Section 4.4 long as this Section 4.4 as so modified continues to express, without material change, the original intentions of the parties to the Securities Purchase Agreement as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(31) Maximum Payments. Without limiting Section 4.4((9)(d)) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Corporation to the applicable Holder and thus refunded to the Corporation.

(32) Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, the Second Amended and Restated Certificate or otherwise with respect to the issuance of Series A Shares may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Section 4.4 or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Second Amended and Restated Certificate.

(33) Certain Defined Terms. Capitalized terms not otherwise defined below or elsewhere in this Section 4.4 shall have the respective meanings ascribed to them in the Securities Purchase Agreement. For purposes of this Section 4.4, the following terms shall the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b) “Additional Amount” means, as of the applicable date of determination, with respect to each Series A Share, all declared and unpaid Dividends on such Series A Share.

(c) “Asset Transfer” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, conveyance, transfer, assignment or other disposition to, or any exchange of property (other than cash) with, any Person of, or any other transaction permitting any Person to acquire, in one transaction or a series of transactions, any interest in, all or any part of a business or any property of any kind (other than cash) including a spin-off, split-off, sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable.

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(d) “Bloomberg” means Bloomberg, L.P.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(f) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Corporation or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Corporation’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, such holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation or any of its Subsidiaries.

(g) “Change of Control Redemption Premium” means 0.00%.

(h) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holder. If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 4.4(25). All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(i) “Common Stock” means (i) the Corporation’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(j) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(k) “Current Subsidiary” means any Person in which the Corporation on the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

(l) “Customary Permitted Liens” means all of the following:

(i) Liens securing the payment of taxes, assessments or other charges or levies imposed by any Governmental Authority which are either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves have been set aside on its books;

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(ii) non-consensual statutory Liens (other than Liens securing the payment of taxes) arising in the ordinary course of business to the extent (A) such Liens secure Indebtedness that is not overdue for a period of more than 30 days or (B) such Liens secure Indebtedness relating to claims or liabilities that are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(iii) zoning, building and land use restrictions, easements, servitudes, encumbrances, licenses, covenants and other restrictions affecting the use of real property or minor defects or irregularities in title thereto that do not interfere in any material respect with the use of such real property or the ordinary conduct of the business of the Corporation and its Subsidiaries as presently conducted thereon or materially impair the value of the real property that may be subject thereto;

(iv) pledges and deposits of cash in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with current practices as in effect on the date hereof;

(v) undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable Law or of which written notice has not been duly given in accordance with applicable Regulation or which although filed or registered, relate to obligations not due or delinquent, including without limitation statutory Liens incurred, or pledges or deposits made, under worker’s compensation, employment insurance and other social security legislation;

(vi) Liens or deposits to secure the performance of bids, tenders, expropriation proceedings, trade contracts, leases, statutory obligations, surety and performance bonds and other obligations of a like nature (other than for borrowed money), and deposits to secure equipment contracts, in each case incurred in the ordinary course of business;

(vii) appeal bonds;

(viii) landlord Liens for rent not yet due and payable;

(ix) Liens arising from operating leases and the precautionary UCC financing statement filings in respect thereof;

(x) judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default; provided, that (A) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, (B) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor and (C) a stay of enforcement of any such Liens is in effect; and

(xi) customary rights of set-off or combination of accounts in favor of a financial institution with respect to deposits maintained by it.

(m) “Derivative” means (a) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, (b) any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, (d) any futures or forward contract, spot transaction, commodity swap, purchase or option agreement, other commodity price hedging arrangement, cap, floor or collar transaction, any credit default or total return swap, and (e) any other derivative instrument, any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable, including interest rates, currency values, insurance, catastrophic losses, climatic or geological conditions or the price or value of any other derivative instrument. For the purposes of this definition, “derivative instrument” means “any derivative instrument” as defined in Statement of Financial Accounting Standards No. 133 (Accounting for Derivative Instruments and Hedging Activities) of the United States Financial Accounting Standards Board, and any defined with a term similar effect in any successor statement or any supplement to, or replacement of, any such statement.

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(n) “Dividend Rate” means ten percent (10.0%) per annum, as may be adjusted from time to time in accordance with Section 3.

(o) “Eligible Market” means The New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market or the Principal Market.

(p) “Equity Conditions” means, with respect to a given date of determination: (i) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Corporation) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Corporation falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation, and all cure periods afforded by such Eligible Market have passed (as applicable); (ii) during the Equity Conditions Measuring Period, the Corporation shall have delivered all shares of Common Stock issuable upon conversion of the Series A Shares on a timely basis as set forth in Section 4.4(4) and all other shares of capital stock required to be delivered by the Corporation on a timely basis as set forth in the other Transaction Documents; (iii) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section 4.4((4)(d)); (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vi) the Holder shall not be in possession of any material, non-public information provided to any of them by the Corporation, any of its Subsidiaries, Affiliates or any of their respective staff members (whether classified as employees or independent contractors), officers, directors, managers, managing members, representatives, agents or the like; (vii) on each day during the Equity Conditions Measuring Period, the Corporation otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Corporation shall not have failed to timely make any payment pursuant to any Transaction Document; (viii) [reserved]; (ix) on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and the applicable Required Minimum Securities Amount of shares of Common Stock (are available under the certificate of incorporation of the Corporation and reserved by the Corporation to be issued pursuant to the Series A Shares and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (x) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; and (xi) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

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(q) “Equity Conditions Failure” means, as of any given date of determination, that on any day during the period commencing twenty (20) Trading Days prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the applicable Holder).

(r) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, advisors or independent contractors of the Corporation; provided, that such issuance is approved by a majority of the board of directors of the Corporation; and provided, further that such issuance shall not exceed in the aggregate 15% of the outstanding shares of Common Stock without the prior approval of the Purchaser, (b) shares of Common Stock, warrants or options to advisors or independent contractors of the Corporation for compensatory purposes, (c) Securities issued upon the exercise or exchange of or conversion of any Notes issued under the Securities Purchase Agreement, any shares of Series A Preferred Stock, issued under the Securities Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Securities Purchase Agreement; provided, that such securities have not been amended since such date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (d) securities issuable pursuant to any contractual anti-dilution obligations of the Corporation in effect as of the date of the Securities Purchase Agreement; provided, that such obligations have not been materially amended since such date, and (e) securities issued pursuant to acquisitions or any other strategic transactions, including, without limitation, the Business Combination, approved by a majority of the disinterested members of the Board of Directors provided, that any such issuance shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(s) “Fundamental Transaction” means that (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or more than 10% of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other Securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other Securities, cash or property, (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

(t) “GAAP” means United States generally accepted accounting principles, consistently applied.

(u) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(v) “Holder Pro Rata Amount” means, with respect to any Holder, a fraction (i) the numerator of which is the number of Series A Shares issued to such Holder pursuant to the Securities Purchase Agreement on the Initial Issuance Date and (ii) the denominator of which is the number of Series A Shares issued to all Holders pursuant to the Securities Purchase Agreement on the Initial Issuance Date.

(w) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries, taken as a whole.

(x) “Make-Whole Amount” means as of any given date, the amount of any Dividend that, but for any conversion hereunder on such given date, would have accrued with respect to the Conversion Amount being redeemed hereunder at the Dividend Rate then in effect for the period from such given date through the first anniversary of the Subscription Date.

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(y) “Mandatory Conversion” shall have the meaning ascribed to such term in Section 4.4((4)(e)).

(z) “Mandatory Conversion Conditions” shall have the meaning ascribed to such term in Section 4.4((4)(e)).

(aa) “Mandatory Conversion Date” shall have the meaning ascribed to such term in Section 4.4((4)(e)).

(bb) “Mandatory Conversion Measuring Time” shall have the meaning ascribed to such term in Section 4.4((4)(e)).

(cc) “Mandatory Conversion Minimum Price” shall have the meaning ascribed to such term in Section 4.4((4)(e)).

(dd) “Mandatory Conversion Notice” shall have the meaning ascribed to such term in Section 4.4((4)(e)).

(ee) “Mandatory Conversion Notice Date” shall have the meaning ascribed to such term in Section 4.4((4)(e)).

(ff) “Maturity Date” shall mean June 11, 2021.

(gg) “New Subsidiary” means, as of any date of determination, any Person in which the Corporation after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

(hh) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ii) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Change of Control.

(jj) “Permitted Debt” means all of the following: (i) Indebtedness owing to any Secured Party and unsecured and subordinated Indebtedness as otherwise permitted under any Transaction Document; (ii) unsecured inter-company Indebtedness between the Corporation and its Subsidiaries in the ordinary course of business; (iii) unsecured Indebtedness of the Corporation or any of its Subsidiaries to trade creditors (including overdue amounts on invoices) incurred on customary terms in the ordinary course of business; (v) existing Indebtedness existing on the First Closing Date and disclosed on the Disclosure Schedule (provided, that no such Indebtedness may be re-borrowed if repaid or otherwise modified or increased, no additional Lien may be granted on such Indebtedness, no document with respect to such Indebtedness may be modified without the consent of the Holder, all Indebtedness to Kingsbrook shall be covered by and subject to the Collateral Agency Agreement and all Indebtedness to holders of secured or unsecured debt that purport to be party to a Subordination and Intercreditor Agreement shall be covered by such Subordination and Intercreditor Agreement); (vi) Indebtedness of the Corporation or any Subsidiary under Capital Leases for equipment or Indebtedness of the Corporation or any Subsidiary secured by a Purchase Money Lien, which Indebtedness shall not at any time exceed $50,000 in the aggregate for the Corporation and its Subsidiaries; (vii) Indebtedness of the Corporation or any of its Subsidiaries under leases for facilities that are treated as Capital Leases under GAAP; and (ix) any other Indebtedness incurred with the prior written consent of the Holder.

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(kk) “Permitted Liens” means (i) the security interests of the Secured Parties as provided for in any Transaction Document; (ii) Customary Permitted Liens; (iii) Purchase Money Liens granted to or held by Purchase Money Lien lenders in connection with the purchase, leasing or acquisition of capital equipment in the ordinary course of business and without resulting in a contravention of any applicable provisions of this Agreement; (iv) Liens on assets of the Corporation and its Subsidiaries existing on the First Closing Date and disclosed in the Disclosure Certificate, provided, that such Liens shall secure only those obligations that they secure on the Closing Date and extension, renewals and replacements thereof permitted hereunder; (v) Liens on assets of the Target and its Subsidiaries by Kingsbrook existing on the First Closing Date and disclosed in the Disclosure Certificate, provided, that such Liens shall secure only those obligations that they secure on the Closing Date; are subject to the terms of the Collateral Agency Agreement (as such term is defined in the Securities Purchase Agreement) and extension, renewals and replacements thereof permitted under the Collateral Agency Agreement; and (vi) any other Lien granted with the prior written consent of the Holder.

(ll) “Permitted Senior Indebtedness” means the Indebtedness set forth in the Disclosure Schedules to the Securities Purchase Agreement.

(mm) “Person” means an individual, partnership, corporation, incorporated or unincorporated association, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government or agency, department or other subdivision thereof or other entity of any kind.

(nn) [Reserved].

(oo) “Principal Market” means the NASDAQ Capital Market.

(pp) “Purchase Money Lien” means any Lien securing Indebtedness (i) upon or in any equipment acquired or held by the Corporation or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment or (ii) existing on such equipment at the time of its acquisition, in each case provided, that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment.

(qq) “Redemption Notices” means, collectively, the Triggering Events Redemption Notices, the Maturity Redemption Notice, and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(rr) “Redemption Premium” means 0.00%.

(ss) “Redemption Prices” means, collectively, Triggering Event Redemption Prices, and the Change of Control Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(tt) “Required Minimum Securities Amount” means 1,578,283 shares of Common Stock as of the Subscription Date.

(uu) “SEC” means the Securities and Exchange Commission or the successor thereto.

(vv) “Securities Purchase Agreement” means that certain securities purchase agreement by and among the Corporation and the purchasers signatory thereto, dated as of June 12, 2020, as may be amended from time in accordance with the terms thereof.

(ww) “Stated Value” of each Series A Share shall equal the result of (the purchase price of the Series A Shares, plus original issue discount and Make-Whole Amount) divided by (the purchase price of the Series A Shares plus original issue discount, divided by the Conversion Price), which such formula equals $5.867 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Series A Shares.

(xx) “Subscription Date” means June 12, 2020.

(yy) “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

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(zz) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Change of Control or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Change of Control shall have been entered into.

(aaa) “Trading Day” means a day on which the Principal Market for the Common Stock is open for trading.

(bbb) “Voting Stock” means capital stock of any Person (i) having ordinary power to vote in the election of any member of the board of directors or any manager, trustee or other controlling persons of such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into capital stock of such Person described in clause (i) of this definition.

(ccc) “VWAP” means, for or as of any date for any security, the dollar volume-weighted average price for such security on the Trading Market (or, if the Trading Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Corporation and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(34) Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Section 4.4, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Corporation or any of its Subsidiaries, the Corporation shall within four (4) Business Days after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, non-public information relating to the Corporation or any of its Subsidiaries, the Corporation so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Corporation or any of its Subsidiaries. Nothing contained in this Section 4.4(34) shall limit any obligations of the Corporation, or any rights of any Holder, under Section 4.4((4)(i)) of the Securities Purchase Agreement.

Section 4.5 Rights and Options. The Corporation has the authority to create and issue rights, warrants, and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants, and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

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Section 5.2 Number, Election, and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, the Board shall be divided into two classes, as nearly equal in number as possible and designated Class I and Class II. The Board is authorized to assign members of the Board already in office to Class I or Class II. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate and the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a two-year term. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal, or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification, or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock — Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

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ARTICLE VI
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights, and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX
CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except that the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation only with respect to a corporate opportunity (i) that was offered to such person solely in his or her capacity as a director or officer of the Corporation, (ii) that is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue, and (iii) to the extent the director or officer is permitted to refer such opportunity to the Corporation without violating any legal obligation.

ARTICLE X
AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

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ARTICLE XI
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 11.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction; provided that the provisions of this Section 11.1 will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

Section 11.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 11.1 hereof is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.1 hereof (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 11.3 Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality, and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal, or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

IN WITNESS WHEREOF, KBL Merger Corp. IV has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

KBL MERGER CORP. IV

By:	/s/ Marlene Krauss, M.D.
Name: Marlene Krauss, M.D.
Title: Chief Executive Officer

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CONVERSION NOTICE

Reference is made to the Second Amended and Restated Certificate of Incorporation of KBL Merger Corp. IV (the “Second Amended and Restated Certificate”). In accordance with and pursuant to Section 4.4 of the Second Amended and Restated Certificate, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, $0.0001 par value per share (the “Series A Shares”), of KBL Merger Corp. IV, a Delaware corporation (the “Corporation”), indicated below into shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:

Aggregate number of Series A Shares to be converted:

Aggregate Stated Value of such Series A Shares to be converted:

Aggregate accrued and unpaid Dividends and accrued and unpaid Late Charges with respect to such Series A Shares and such Aggregate Dividends to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the applicable Series A Shares are being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID:

Facsimile:

E-mail Address:

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EXHIBIT II

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 202__ from the Corporation and acknowledged and agreed to by ________________________.

[________________________]

By:
Name:
Title: